UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2004

Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

CyberGuard Corporation (“Company”) has announced that it estimates its revenues for the quarter ending September 30, 2004 will be in the range of $15.4 million to $16 million. The Company anticipates that the earnings, excluding acquisition-related charges, will be between $.01 to $.04 per share. The revenue projections given above represent a growth of between 73 percent and 87 percent from the same period prior year.

In addition, the Company has announced the Mistura™ (version number 6) series of firewall/VPN appliances and their support for user and application-specific security policies. Mistura is based on a new Linux-based secure operating environment. The introduction of this product continues the Company’s tradition of offering solutions that employ Mandatory Access Control and Multi-Layer Security technologies. Mistura extends Company’s application layer security protection with a new innovative algorithm called “contextual aggregation” that is used to assemble packets into session-aware contexts. Contextualizing the communications stream enables Mistura to identify and control the use of restricted commands and unauthorized use of applications and content.

The Company prepared a presentation for the analysts attending the Company’s Analyst Meeting on July 12, 2004. The presentation is located at http://www.cyberguard.com/advisory/presentation.cfm. Recording of the live webcast of the financial information can be found at: http://www.cyberguard.com/webcast.htm.

Forward-Looking Statements. Statements regarding estimates, expectations and future prospects contained in the filing are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the state of the U.S. economy, global economic conditions, the Company’s history of losses; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; litigation and the Company’s ability to execute on its business plans. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2003, and other information filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson Chief Executive Officer

Date: July 12, 2004